Exhibit 10.6

EXECUTION VERSION

Tower Insurance Company of New York

120 Broadway

31st Floor

New York NY 10271

United States

CastlePoint Insurance Company

120 Broadway

31st Floor

New York NY 10271

United States

CastlePoint National Insurance Company

222 South Riverside Plaza

Suite 1600

Chicago

Illinois 60606

United States

Hermitage Insurance Company

120 Broadway

31st Floor

New York NY 10271

United States

2 May 2013

Dear Sirs

AMENDMENT LETTER

We refer to a facility agreement dated 11 November 2011 and amended on 12 March 2012, 16 July 2012 and 21 November 2012 and amended and restated on 7 March 2013 in relation to a US$250,000,000 letter of credit facility made between Barclays Bank PLC as agent and security agent (the “Agent”), Barclays Bank PLC and Bank of Montreal, London Branch (the “Issuing Banks”) and Tower Insurance Company of New York, CastlePoint Insurance Company, CastlePoint National Insurance Company and Hermitage Insurance Company (each a “Borrower” and together the “Borrowers”) (the “Facility Agreement” which expression shall include the Facility Agreement as from time to time amended, amended and restated, varied, supplemented, novated or replaced).

We are writing to you to set out the amendments which we, the Agent on behalf of the Finance Parties, and you, the Borrowers, have agreed to make to the Facility Agreement.

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:-

“Effective Date” means, subject to Clause 3, the date on which the Agent notifies the Borrowers that it has received a copy of this letter executed by each Borrower in form and substance satisfactory to it.

1.2	Incorporation of terms

Unless the context otherwise requires or unless defined in this Agreement, all words and expressions defined or whose interpretation is provided for in the Facility Agreement have the same meanings in this Agreement.

1.3	Interpretation

The principles of interpretation set out in clause 1.2 (Construction) of the Facility Agreement shall apply to this Agreement insofar as they are relevant to it and in this Agreement, unless the context otherwise requires, a reference to a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, restated or replaced (however fundamentally) and includes any increase in, extension of, or change to, any facility made available under that Finance Document or other agreement or instrument and includes any increase in, extension of or change to any facility made available under that Finance Document or other agreement or instrument.

1.4	Third party rights

The provisions of clause 1.3 (Third party rights) of the Facility Agreement shall apply to this Agreement as they apply to the Facility Agreement.

2.	AMENDMENTS

2.1	Amendment of the Facility Agreement

3.	With effect from the Effective Date the Facility Agreement shall be amended as set out in the Schedule (Amendments to Facility Agreement).

3.1	Effective Date

The Effective Date shall only occur if:-

3.1.1	no Default is continuing or would result from the occurrence of the Effective Date; and

3.1.2	the Repeating Representations to be made by each Borrower are true and accurate.

3.2	Long Stop Date

If the Effective Date has not occurred on or before the date falling 10 Business Days after the date of this letter, then the provisions of this letter shall cease to have effect

4.	REPEATING REPRESENTATIONS

Each Borrower, severally and not jointly, represents and warrants to the Finance Parties that, as at the date of this letter and as at the Effective Date, each of the Repeating Representations are true by reference to the facts and circumstances existing at each such date and as if each reference to “this Agreement” or “the Finance Documents” includes a reference to this letter.

5.	FURTHER ASSURANCE

Each Borrower shall, at its own expense, promptly do all acts and things necessary and sign or execute any further documents which the Agent on behalf of the Finance Parties may require to give effect to this Agreement.

6.	CONFIRMATION

Without prejudice to the rights of the Finance Parties which have arisen on or before the Effective Date, each Borrower confirms that on and after the Effective Date:-

6.1	the Facility Agreement as amended by this Agreement, and the other Finance Documents, will remain in full force and effect; and

6.2	the Security Documents to which it is a party will continue to secure all liabilities which are expressed to be secured by them.

7.	EXPENSES AND STAMP DUTY

7.1	The Borrowers shall, from time to time within five Business Days of demand from the Agent on behalf of the Finance Parties, reimburse the relevant Finance Party on a full indemnity basis for all costs and expenses (including, but not limited to, legal fees) together with any VAT thereon incurred by that Finance Party in or in connection with the preservation and/or enforcement of any of the rights of the that Finance Party under this letter and any other document referred to in this letter including any Finance Document.

7.2	The Borrowers shall pay or procure the payment of when due and, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability which that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this letter and any other document referred to in this letter including any Finance Document.

8.	MISCELLANEOUS

8.1	Subject to the terms of this letter and as amended by this letter the Facility Agreement shall remain in full force and effect upon the terms and conditions stated therein.

8.2	After the Effective Date, this letter should be read and construed as one with the Facility Agreement so that all references in the Facility Agreement to “this Agreement”, “hereunder”, “herein” and similar expressions shall be references to the Facility Agreement as amended or varied by this letter.

8.3	The provisions of clauses 26 (Partial Invalidity), 27 (Remedies and Waivers), 28 (Amendments and waivers), 30 (Counterparts) and 32 (Jurisdiction) of the Facility Agreement shall be incorporated into this letter as if set out in full in this letter and as if references in those clauses to “this Agreement” are references to this letter.

8.4	This letter shall be designated a Finance Document as defined in clause 1.1 of the Facility Agreement.

8.5	The principles of construction set out in the Facility Agreement shall have effect as if set out in this letter.

9.	LAW

This letter, and any non-contractual obligations arising out of it, will be governed by and construed according to English law.

10.	COUNTERPARTS

This letter may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

Please indicate your acceptance of the terms of this letter by executing and returning the enclosed copy.

Yours faithfully

THE AGENT

Authorised Signatory
For and on behalf of
BARCLAYS BANK PLC

THE BORROWERS

For and on behalf of
TOWER INSURANCE COMPANY OF NEW YORK

By:
Name:	William E Hitselberger
Title:	EVP & CFO

By:
Name:	Vito A Nigro
Title:	MANAGING VP & TREASURER

For and on behalf of
CASTLEPOINT INSURANCE COMPANY

By:
Name:	William E Hitselberger
Title:	EVP & CFO

By:
Name:	Vito A Nigro
Title:	MANAGING VP & TREASURER

For and on behalf of
CASTLEPOINT NATIONAL INSURANCE COMPANY

By:
Name:	William E Hitselberger
Title:	EVP & CFO

By:
Name:	Vito A Nigro
Title:	Managing VP & TREASURER

For and on behalf of
HERMITAGE INSURANCE COMPANY

By:
Name:	William E. Hitselberger
Title:	EVP & CFO

By:
Name:	Vito A Nigro
Title:	Managing VP & Treasurer

SCHEDULE

AMENDMENTS TO FACILITY AGREEMENT

The Facility Agreement shall be amended as follows:-

1.	the definition of Available Commitment in clause 1.1 (Definitions) of the Facility Agreement shall be deleted and replaced in its entirety with the following new definition:-

““Available Commitment” means an Issuing Bank’s Commitment minus:-

(a)	the Base Currency Amount of its participation in any outstanding Letters of credit; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Letters of Credit that are due to be made on or before the proposed Utilisation Date, other than its participation in Letters of Credit that are due to expire or be cancelled on or before the proposed Utilisation Date”

2.	clause 1.1 (Definitions) of the Facility Agreement shall be amended by the insertion in alphabetical order of the following new definitions:-

““Approved Optional Currency” means Pounds Sterling, the lawful currency of the United Kingdom”

““Base Currency” means US Dollars (US$), the lawful currency of the United States of America”

““Base Currency Amount” means:-

(a)	in relation to a Letter of Credit denominated in US$, the amount specified in the Utilisation Request delivered by a Borrower for that Letter of Credit; and

(b)	in relation to a Letter of Credit denominated in any Optional Currency, the amount specified in the Utilisation Request delivered by that Borrower for that Letter of Credit converted into US$ at the Agent’s spot rate of exchange for the purchase of US$ with the relevant Optional Currency in the London foreign exchange market at or about 11.00am (London time) on the date of issuance of that Letter of Credit”

““Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 3.2 (Conditions Relating to Optional Currencies)”

3.	the definition of Collateralisation Ratio in clause 1.1 (Definitions) of the Facility Agreement shall be deleted and replaced in its entirety with the following new definition:-

““Collateralisation Ratio” means, in relation to each Borrower, on each Test Date, the ratio (expressed as a percentage) of:- (i) the Collateral Value attributable to that Borrower, to (ii) the aggregate principal amount of all Letters of Credit outstanding to that Borrower (calculated at the Base Currency Amount and determined by reference to the most recent Collateral Testing Information made available to the Agent in accordance with Clause 17 (Collateral))”;

4.	the definition of Collateral Value in clause 1.1 (Definitions) of the Facility Agreement shall be amended by the insertion of the words “denominated in US$ and” before the words “determined by reference to””;

5.	clause 3 of the Facility Agreement shall be amended by the insertion of the following new sub-clause 3.2 and the renumbering of the subsequent sub-clause:-

“3.2	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Letter of Credit if:-

(i)	it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Utilisation Date for that Letter of Credit; and

(ii)	it is an Approved Optional Currency or it has been approved by the Agent (acting on the instructions of all Issuing Banks) on or prior to receipt by the Agent of the relevant Utilisation Request for that Letter of Credit

(b)	If the Agent has received a written request from a Borrower for a currency to be approved under paragraph (a)(ii), the Agent will promptly confirm to the relevant Borrower:-

(i)	whether or not approval has been granted; and

(ii)	if approval has been granted, the minimum amount for any subsequent Utilisation in that currency.”

6.	clause 4.3 (Currency and amount) of the Facility Agreement shall be deleted and replaced in its entirety with the following new clause 4.3:-

“4.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)	The amount of the proposed Letter of Credit must be an amount such that its Base Currency Amount is less than or equal to the aggregate Available Commitment and must be specified in the relevant Letter of Credit.”

7.	clause 5.1(a) (Fees payable in respect of Letters of Credit) of the Facility Agreement shall be amended by the insertion of the words “in the Base Currency” after the words “a letter of credit fee””;

8.	clause 8.2(a) (Commitment Fee) of the Facility Agreement shall be amended by the deletion of the words “US Dollars” and their replacement with the words “Base Currency”;

9.	clause 17.2 (Collateral) of the Facility Agreement shall be deleted and replaced in its entirety with the following new clause 17.2:-

“17.2 To the extent that any Letter of Credit drawn by a Borrower is not fully collateralised by Eligible Collateral in Base Currency (the amount of such a Letter of Credit not covered by Eligible Collateral in the same currency as that Letter of Credit being the “Shortfall”), that Borrower may make up any Shortfall by delivering the Eligible Collateral in the Base Currency or an Approved Currency. However, in this case, the percentages set out in the definition of “Collateral Margin” shall in each case be reduced by 8 per cent. for the purposes of calculating the Collateralisation Ratio in respect of that Shortfall”;

10.	clause 17.3(a)(ii) (Collateral) of the Facility Agreement shall be deleted and replaced in its entirety with the following new clause 17.3(a)(ii):-

“17.3(a)(ii) the Agent shall undertake such calculations (including currency conversions which shall be made at the Agent’s spot rate of Exchange for the purchase of the relevant currency with US$ in the London foreign exchange market at or about 11.00am (London time) on the date of calculation) as are necessary to establish whether that Borrower is in compliance with its obligations under Clause 17.1 and shall notify the relevant Borrower accordingly on or before 1:00pm (London time) on such Test Date”